EXHIBIT 3.c


                          AMENDED AND RESTATED BY-LAWS
                                       of
                          Washington Trust Bancorp, Inc.

                                    ARTICLE I

                ARTICLES OF INCORPORATION AND PROVISIONS OF LAW

         These by-laws, the powers of the Corporation and of its directors and stockholders and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are provided by law or set forth in the Articles of Incorporation. All references herein to the Articles of Incorporation shall be construed to mean the Restated Articles of Incorporation of the Corporation as from time to time amended.

                                   ARTICLE II

                                     OFFICES

I.        SECTION 2.01.  Principal Office.
         The principal office of the Corporation shall be located in Westerly, Rhode Island or such other place within or without the State of Rhode Island as may be determined by the Board of Directors from time to time.


II.       SECTION 2.02.  Other Offices.
         The Corporation may also have an office or offices at such other place or places either within or without the State of Rhode Island as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE III

                           MEETINGS OF STOCKHOLDERS

III.      SECTION 3.01.  Place of Meetings.
         All meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Rhode Island, as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.


IV.       SECTION 3.02.  Annual Meetings.
         The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at eleven o'clock in the morning, local time, on the fourth Tuesday in April each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day not a legal holiday. With respect to the annual meeting for any particular year the Board of Directors may, by resolution, fix a different day, time or place (within or without the State of Rhode Island) for the annual meeting. If such annual meeting is omitted by oversight or otherwise on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting. The purposes for which an annual meeting is to be held, in addition to those prescribed by law or these by-laws, may be specified by a majority of the Board of Directors, the President or the Chairman of the Board or a stockholder or stockholders holding of record at least thirty-three and one-third percent (33-1/3%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.


V.        SECTION 3.03.  Special Meetings.
         A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President or the Chairman of the Board, by order of the Board of Directors or by a stockholder or stockholders holding of record at least thirty-three and one-third percent (33-1/3%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.


VI.       SECTION 3.04.  Notice of Meetings.
         Notice of each meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting at least ten (10) days but not more than fifty (50) days before the day on which the meeting is to be held. Such notice shall be given by delivering a written or printed notice thereof personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at the post office address of such stockholder as it appears upon the stock record books of the Corporation, or at such other address as such stockholder shall have provided to the Corporation for such purpose. No publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the time and place of the meeting, and, in case of a special meeting, shall state the purpose or purposes thereof. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall waive notice thereof in the manner hereinafter provided. Notice of any adjourned meeting of the stockholders shall not be required to be given.


VII.      SECTION 3.05.  Quorum.
         At each meeting of the stockholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shares so represented at such meeting, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside or to act as secretary at such meeting, may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The absence from any meeting of stockholders holding a sufficient number of shares required for action on any given matter shall not prevent action at such meeting upon any other matter or matters which properly come before the meeting, if stockholders holding a sufficient number of shares required for action on such other matter or matters shall be present. The stockholders present or represented at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


VIII.     SECTION 3.06.  Voting.
         Each stockholder of the Corporation shall, whether the voting is by one or more classes voting separately or by two or more classes voting as one class, be entitled to one vote in person or by proxy for each share of the Corporation registered in the name of such stockholder on the books of the Corporation. The Corporation shall not vote directly or indirectly any shares held in its own name. Any vote of shares may be given by the stockholder entitled to vote such shares in person or by proxy appointed by an instrument in writing. At all meetings of the stockholders at which a quorum is present, all matters (except where other provision is made by law or by these by-laws) shall be decided by the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote thereat.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

IX.       SECTION 4.01.  General Powers.
         The property, affairs and business of the Corporation shall be managed by the Board of Directors, and the Board shall have, and may exercise, all of the powers of the Corporation, except such as are conferred by these by-laws upon the stockholders.


X.        SECTION 4.02.  Number and Qualifications.
         (a) The number of directors to constitute the Board of Directors shall be determined in accordance with the provisions of Article EIGHTH of the Articles of Incorporation.

         (b) Only stockholders of record owning in their own right, free and unpledged, twenty (20) shares of the common stock of the Corporation shall be eligible to serve as directors.

         (c) No person who shall have reached his seventieth (70th) birthday shall be eligible for election or reelection as a member of the Board of Directors.


XI.       SECTION 4.03.  Classes, Election and Term.
         The Board of Directors shall be divided into three classes, shall be elected and shall serve terms in accordance with the provisions of Article EIGHTH of the Articles of Incorporation.


XII.      SECTION 4.04.  Quorum and Manner of Acting.
         A majority of the total number of directors at the time in office shall constitute a quorum for the transaction of business at any meeting, and except as otherwise provided by the Articles of Incorporation or these by-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time without further notice until a quorum be had. The directors shall act only as a Board, and the individual directors shall have no power as such.


XIII.     SECTION 4.05.  Place of Meetings.
         The Board of Directors may hold its meetings at any place within or without the State of Rhode Island as it may from time to time determine or shall be specified or fixed in the respective notices or waivers of notice thereof.


XIV.      SECTION 4.06.  Annual Meeting.
         The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which such election of directors was held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.


XV.       SECTION 4.07.  Regular Meetings.
         Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by vote determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.


XVI.      SECTION 4.08.  Special Meetings; Notice.
         Special meetings of the Board of Directors shall be held whenever called by the President or Chairman of the Board or by not less than twenty-five percent (25%) of the members of the Board of Directors. Notice of each such meeting shall be given by, or at the order of, the Secretary or the person calling the meeting to each director by mailing the same addressed to the director's residence or usual place of business, or personally by delivery or by telegraph, cable or telephone, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered two (2) days following being deposited in the mail, with postage prepaid thereon. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws expressly provided.


XVII.     SECTION 4.09.  Presumption of Assent.
         A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


XVIII.    SECTION 4.10.  Telephone Meetings.
         Meetings of the Board of Directors, regular or special, may be held by means of a telephone conference circuit or similar communications equipment and connection to such circuit or equipment shall constitute presence at such meeting.


XIX.      SECTION 4.11.  Removal of Directors.
         Any one or more  directors  may be  removed  at any  time,  but only in
accordance   with  the   provisions  of  Article   EIGHTH  of  the  Articles  of
Incorporation.


XX.       SECTION 4.12.  Resignation.
         (a) Any director of the Corporation who reaches his or her seventieth birthday while serving as a director shall be required to resign from the Board of Directors as of the next Annual Meeting of Shareholders of the Corporation following such director's seventieth birthday.



         (b) Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board or to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


XXI.      SECTION 4.13.  Vacancies and Newly Created Directorships.
         Vacancies  and newly  created  directorships  shall be  filled  only in
accordance   with  the   provisions  of  Article   EIGHTH  of  the  Articles  of
Incorporation.


XXII.     SECTION 4.14.  Compensation.
         Each director, other than employee directors, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                                  ARTICLE V

                                  COMMITTEES

XXIII.    SECTION 5.01.  Appointment.
         The Board of Directors may designate three or more of its members to constitute an Executive Committee, a majority of which shall be non-employee directors. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.


XXIV.     SECTION 5.02.  Authority.
         Except as otherwise provided in the Articles of Incorporation, the Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the stockholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the Corporation or a revocation thereof, increasing the number of directors constituting the Board of Directors, filling any vacancies or newly created directorships on the Board of Directors, removing or electing any officer of the Corporation or amending the by-laws of the Corporation.


XXV.      SECTION 5.03.  Tenure and Qualifications.
         Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following designation and until a successor is designated as a member of the Executive Committee and is elected and qualified or until the death or resignation or removal of such member in the manner herein provided.


XXVI.     SECTION 5.04.  Meetings.
         Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than two (2) days' notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at such member's business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.


XXVII.    SECTION 5.05.  Telephone Meetings.
         Meetings of the Executive Committee may be held by means of a telephone conference circuit or similar communications equipment and connection to such circuit or equipment shall constitute attendance at such meeting.


XXVIII.   SECTION 5.06.  Quorum.
         A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee shall be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.


XXIX.     SECTION 5.07.  Vacancies.
         Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.


XXX.      SECTION 5.08.  Resignations and Removal.
         Any member of the Executive Committee may be removed at any time with or without cause by the Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President, Chairman of the Board or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


XXXI.     SECTION 5.09.  Procedure.
         The Executive Committee may elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these by-laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.


XXXII.    SECTION 5.10.  Other Board Committees.
         The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each committee to consist of three or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.

         A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE VI
                        WAIVER OF NOTICE; WRITTEN CONSENT

XXXIII. SECTION 6.01. Waiver of Notice.
         Notice of the time, place and purpose of any meeting of the stockholders, Board of Directors or any committee of the Board of Directors may be waived in writing by any stockholder or director either before or after such meeting. Attendance in person, or in case of a meeting of the stockholders, by proxy, at a meeting of the stockholders, Board of Directors or committee shall be deemed to constitute a waiver of notice thereof.


XXXIV. SECTION 6.02. Written Consent of Directors.
         Unless otherwise restricted by the Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of such committee, as the case may be. Such written consent shall be filed with the records of the Corporation.

                                   ARTICLE VII

                                    OFFICERS

XXXV.     SECTION 7.01.  Number.
         The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof and variations in title to be determined by the Board of Directors), a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time appoint, including a Chairman of the Board, one or more Assistant Secretaries and one or more Assistant Treasurers. One person may hold the offices and perform the duties of any two or more of said officers.


XXXVI. SECTION 7.02. Election, Qualifications and Term of Office.
         Each officer shall be elected annually by the Board of Directors, or from time to time to fill any vacancy, and shall hold office until a successor shall have been duly elected and qualified, or until the death, resignation or removal of such officer in the manner hereinafter provided.


XXXVII.   SECTION 7.03.  Removal.
         Any officer may be removed by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract rights.


XXXVIII.  SECTION 7.04.  Resignation.
         Any officer may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board or to the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.


XXXIX.    SECTION 7.05.  Vacancies.
         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.


XL.       SECTION 7.06.  Chairman of the Board.
         The Board of Directors may annually elect from among its members a Chairman of the Board. The Chairman of the Board may be the chief executive officer of the Corporation and shall preside at all meetings of the Board of Directors and stockholders. Subject to determination by the Board of Directors, the Chairman may have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.


XLI.      SECTION 7.07.  The President.
         The President may be the chief executive officer of the Corporation and, except as the Board of Directors shall otherwise determine, shall have general direction of the affairs of the Corporation. In addition, the President shall perform such other duties and have such other responsibilities as the Board of Directors may from time to time determine. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and stockholders.


XLII.     SECTION 7.08.  The Vice Presidents.
         The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as shall be assigned or delegated to such Vice President by the President or the Chairman of the Board.


XLIII.    SECTION 7.09.  The Secretary.
         The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including the stockholders, the Board of Directors, Executive Committee and all other committees of the Board of Directors of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and in general, shall perform all duties incident to the office of the Secretary and such other duties as may, from time to time, be assigned by the Board of Directors or the President or the Chairman of the Board.


XLIV.     SECTION 7.10.  The Assistant Secretaries.
         At the request, or in the absence or disability, of the Secretary, the Assistant Secretary designated by the Secretary or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President, the Chairman of the Board or the Secretary.


XLV.      SECTION 7.11.  The Treasurer.
         The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws; disburse the funds of the Corporation under the general control of the Board of Directors, based upon proper vouchers for such disbursements; receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the stockholders, if called upon to do so; and render such further statements to the Board of Directors and the President and the Chairman of the Board as they may respectively require concerning all transactions as Treasurer or the financial condition of the Corporation. Unless such functions shall have been assigned to another officer by the Board of Directors, the Treasurer shall also have charge of the books and records of account of the Corporation, which shall be kept at such office or offices of the Corporation as the Board of Directors shall from time to time designate; be responsible for the keeping of correct and adequate records of the assets, liabilities, business and transactions of the Corporation; at all reasonable times exhibit the books and records of account to any of the directors of the Corporation upon application at the office of the Corporation where such books and records are kept; be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Corporation kept under the direction of the Treasurer; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors or the President or the Chairman of the Board.


XLVI.     SECTION 7.12.  The Assistant Treasurers.
         At the request, or in the absence or disability, of the Treasurer, the Assistant Treasurer designated by the Treasurer or the Board of Directors shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer.


XLVII.    SECTION 7.13.  General Powers.
         Each officer shall, subject to these by-laws, have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the respective office, and such duties and powers as the Board of Directors shall from time to time designate.


XLVIII.   SECTION 7.14.  Bonding.
         Any officer, employee, agent or factor shall give such bond with such surety or sureties for the faithful performance of his or her duties as the Board of Directors may, from time to time, require.

                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


XLIX.     SECTION 8.01.  Right to Indemnification.
         Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of any foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, whether the basis of such proceeding is alleged action (or failure to act) in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Rhode Island General Laws, as the same shall exist from time to time (but, in the case of an amendment to said General Laws, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said General Laws permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including judgments, penalties, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees) actually incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Rhode Island General Laws so require, the payment of such expenses incurred by a director, officer, employee or agent in such person's capacity as a director, officer, employee or agent of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director, officer, employee or agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation by the indemnified party of a written affirmation of such party's good faith belief that such party has met the applicable standards of conduct and of an undertaking, by or on behalf of such party, to repay all amounts so advanced if it shall ultimately be determined that such party is not entitled to be indemnified under this Section 8.01 or otherwise. Determinations and authorizations of payment under this Section 8.01 shall be made in the same manner as the determination that indemnification is permissible.


L.        SECTION 8.02.  Right of Claimant to Bring Suit.
         If a claim under Section 8.01 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the claim for expenses incurred in defending any proceeding in advance of its final disposition where the required written affirmation and undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Rhode Island General Laws for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense by clear and convincing evidence shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, its stockholders or independent legal counsel) that the claimant has not met such applicable standards of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standards of conduct.


LI.       SECTION 8.03.  Non-Exclusivity of Rights.
         The rights  conferred  on any person by Sections  8.01 and 8.02 of this
Article VIII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.


LII.      SECTION 8.04.  Insurance.
         The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any such expenses, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Rhode Island General Laws.

                                   ARTICLE IX

                             EXECUTION OF DOCUMENTS

LIII.     SECTION 9.01.  Contract, etc., How Executed.
         Unless the Board of Directors shall otherwise determine, the (i) Chairman of the Board, President, any Vice President or the Treasurer and (ii) any other officer of the Corporation, acting jointly, may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, except as in these by-laws otherwise provided, may authorize any other or additional officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these by-laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.


LIV.      SECTION 9.02.  Checks, Drafts, etc.
         All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

                                  ARTICLE X

                              BOOKS AND RECORDS

LV.       SECTION 10.01.  Place.
         The books and records of the Corporation, including the stock record books, shall be kept at such places, within or without the State of Rhode Island, as may from time to time be determined by the Board of Directors.


LVI.      SECTION 10.02.  Addresses of Stockholders.
         Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed, and if any stockholder shall fail to designate such address, corporate notices may, unless otherwise provided by law, be served by mail directed to the stockholder's last known post office address, or by transmitting a notice thereof to such address by telegraph, cable, or telephone.

                                   ARTICLE XI

                           SHARES AND THEIR TRANSFER


LVII.     SECTION 11.01.  Certificates for Shares.
         Every owner of shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such owner in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form, in conformity to law, as the Board of Directors shall prescribe. Each such certificate shall be signed by such officer or officers as the Board of Directors may prescribe, or, if not so prescribed, by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.


LVIII.    SECTION 11.02.  Record.
         A record shall be kept of the name of the person, firm or corporation owning the shares of the Corporation issued, the number of shares represented by each certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.


LIX.      SECTION 11.03.  Transfer of Shares.
         Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a properly executed stock power.


LX.       SECTION 11.04.  Closing of Transfer Books; Record Dates.
         Insofar as permitted by law, the Board of Directors may direct that the stock transfer books of the Corporation be closed for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may, insofar as permitted by law, fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment or rights, or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares of the Corporation, or to give such consent, and in each such case stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.


LXI.      SECTION 11.05.  Lost, Destroyed or Mutilated Certificates.
         In case of the alleged loss or destruction or the mutilation of a certificate representing shares of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                                   ARTICLE XII

                                       SEAL

         The Board of Directors may provide for a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the state and year of incorporation.

                                   ARTICLE XIII

                                    FISCAL YEAR

         Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE XIV

                                    AMENDMENTS

         These by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be adopted only in accordance with the provisions of Article EIGHTH of the Articles of Incorporation.